EXHIBIT 5.1

1700 Farnam Street
Suite 1500
Omaha, NE 68102-2068
Tel: 402.344.0500
Fax: 402.344.0588
www.bairdholm.com

May 9, 2023

Werner Enterprises, Inc.

14507 Frontier Road

Omaha, Nebraska 68138

Re	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Werner Enterprises, Inc., a Nebraska corporation (the “Company”) in connection with the preparation and filing of the Company’s registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. The Registration Statement relates to the registration by the Company of 4,000,000 shares of Common Stock, par value $0.01 per share (the “Shares”), which Shares may be awarded from time to time pursuant to the terms of the Company’s 2023 Long-Term Incentive Plan (the “2023 Plan”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus referenced therein, other than as expressly stated herein with respect to the Shares.

For purposes of this opinion letter, we have examined and relied upon copies of certificates, corporate records, agreements, instruments and documents as we have deemed appropriate as a basis for our opinion, including the (i) Company’s Restated Articles of Incorporation, as amended from time to time, (ii) the Company’s Revised and Restated By-Laws, as amended from time to time, (iii) certain resolutions of the Board of Directors of the Company related to the approval of the 2023 Plan, (iv) the 2023 Plan, (v) the Registration Statement, and (vi) a certificate executed by an officer of the Company dated as of the date hereof. In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Model Business Corporation Act of the State of Nebraska, and we express no opinion with respect to any other laws or regulations.

In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions of the Board of Directors referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock, and (iii) the Company will receive consideration for the issuance of the Shares as required by the 2023 Plan.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that upon the issuance of the Shares in accordance with the terms of the 2023 Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rule and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Werner Enterprises, Inc.

May 9, 2023

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion letter has been issued solely for the benefit of and may be relied upon only by the Company, and no other party or entity shall be entitled to rely hereon without the express written consent of this firm. Without our prior written consent, this opinion letter may not be quoted, in whole or in part, or otherwise referred to in any document or report and may not be furnished to any person or entity, except as may be required by applicable law.

Very truly yours,

/S/ BAIRD HOLM LLP